Seneca Foods Reports Net Loss of $0.6 Million for the Quarter Ended September 27, 2014

MARION, N.Y. October 23, 2014 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported for the second quarter of 2015, a net loss of $0.6 million, or $(0.05) per diluted share, compared to net earnings of $6.6 million, or $0.59 per diluted share, in the fiscal second quarter of 2014.   Net sales for the second quarter ended September 27, 2014 decreased from the second quarter ended September 28, 2013 by 7.3%, or $24.5 million to $312.2 million.  The decrease is attributable to a sales volume decrease of $36.0 million partially offset by favorable sales mix and higher selling prices of $11.5 million.  A major portion of the lower sales was due to a timing issue. This year's sale of certain commodities under the General Mills Alliance fell in third quarter, versus the second quarter last year, due to cooler weather conditions.

The Company reported a net loss for the fiscal six months ended September 27, 2014 of $0.7 million, or $(0.06) per diluted share, compared to net earnings of $8.0 million, or $0.71 per diluted share for the same period in the prior year. In the six months ended September 27, 2014, net sales decreased $16.6 million, or 2.9% to $552.2 million. The decrease is attributable to a sales volume decrease of $38.2 million partially offset by favorable sales mix and higher selling prices of $21.6 million.

Excluding a non-cash after-tax LIFO charge of $3.9 million, net earnings per diluted share were $0.30 during the quarter ended September 27, 2014 versus $1.09 during the quarter ended September 28, 2013, which included a non-cash LIFO charge of $5.6 million. Excluding a non-cash after-tax LIFO charge of $3.6 million, net earnings per diluted share were $0.27 during the six months ended September 28, 2013, compared to $1.55 during the six months ended September 28, 2013 which included a non-cash LIFO charge of $9.3 million.

About Seneca Foods Corporation
Seneca Foods is North America's leading provider of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms.  Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby's®, Aunt Nellie's®, READ®, Seneca Farms® and Seneca labels, including Seneca snack chips.  In addition, Seneca provides vegetable products under an alliance with General Mills Operations, LLC, a subsidiary of General Mills, Inc., under the Green Giant label.   Seneca's common stock is traded on the Nasdaq Global Stock Market under the symbols "SENEA" and "SENEB". SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company's historical operating performance. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.
	Quarter Ended
	September 27, 2014		September 28, 2013
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net (loss) earnings, as reported:	$(0.6)	$(0.05)	$6.6	$0.59

LIFO charge, after tax at statutory federal rate	$3.9	$0.35	$5.6	$0.50

Net earnings, excluding LIFO impact	$3.3	$0.30	$12.2	$1.09

Diluted weighted average common shares outstanding
(in thousands)		10,845		10,819

	Six Months Ended
	September 27, 2014		September 28, 2013
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net (loss) earnings, as reported:	$(0.7)	$(0.06)	$8.0	$0.71

LIFO charge, after tax at statutory federal rate	$3.6	$0.33	$9.3	$0.84

Net earnings, excluding LIFO impact	$2.9	$0.27	$17.3	$1.55

Diluted weighted average common shares outstanding
(in thousands)		10,858		10,821

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Six Months Ended
EBITDA and FIFO EBITDA:	September 27, 2014	September 28, 2013
	(In thousands)

Net (loss) earnings	$(685)	$7,950
Income tax (benefit) expense	169	(754)
Interest expense, net of interest income	2,486	3,375
Depreciation and amortization	11,142	11,679
Interest amortization	(149)	(150)
EBITDA	12,963	22,100
LIFO charge (credit)	5,570	14,435
FIFO EBITDA	$18,533	$36,535

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

	general economic and business conditions;
	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
	transportation costs;
	climate and weather affecting growing conditions and crop yields;
	availability of financing;
	leverage and the Company's ability to service and reduce its debt;
	foreign currency exchange and interest rate fluctuations;
	effectiveness of the Company's marketing and trade promotion programs;
	changing consumer preferences;
	competition;
	product liability claims;
	the loss of significant customers or a substantial reduction in orders from these customers;
	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended September 27, 2014 and September 28, 2013
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014

Net sales	$312,161	$336,628	$552,204	$568,755

Plant restructuring expense (note 2)	$-	$347	$-	$501

Other operating (loss) income net (note 3)	$(85)	$(607)	$194	$(788)

Operating income (note 1)	$686	$6,783	$1,684	$10,571
(Loss) earnings from equity investment	80	-	(286)	-
Interest expense, net	1,417	1,548	2,486	3,375
(Loss) earnings before income taxes	$(811)	$5,235	$(516)	$7,196

Income taxes (benefit) expense	(233)	(1,368)	169	(754)

Net (loss) earnings	$(578)	$6,603	$(685)	$7,950

(Loss) earnings attributable to common stock (note 4)	$(576)	$6,387	$(684)	$7,685

Basic (loss) earnings per share	$(0.05)	$0.59	$(0.06)	$0.71

Diluted (loss) earnings per share	$(0.05)	$0.59	$(0.06)	$0.71

Weighted average shares outstanding basic	10,773,646	10,747,729	10,787,129	10,750,166

Weighted average shares outstanding diluted	10,845,566	10,819,217	10,858,331	10,821,604

Note 1: The effect of the LIFO inventory valuation method on second quarter pre-tax results was to decrease operating earnings by $5,919,000 for the three month period ended September 27, 2014 and decrease operating earnings by $8,637,000 for the three month period ended September
28, 2013. The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to decrease operating earnings by
$5,570,000 for the six month period ended September 27, 2014 and decrease operating earnings by $14,435,000 for the six month period ended September 28, 2013.
Note 2: The six month period ended September 28, 2013 included a restructuring charge for product rationalization costs of $501,000.
Note 3: Other loss for the current year of $194,000 represents a $250,000 charge related to environmental accrual and net gain on the sale of unused fixed assets of $56,000.
Other income for the prior year of $788,000 represents a net gain on the sale of unused fixed assets of $869,000 partially offset by a loss of $81,000 to adjust the bargain purchase gain on the Sunnyside acquisition.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented. Common and participating shares totaled 10,945,541 as of September 27, 2014.

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